UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

January 30, 2013

Date of Report (Date of earliest event reported)

___________________________________________________________

CADISTA HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

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State of Delaware	000-54421	31-1259887
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

207 Kiley Drive

Salisbury, MD 21801

(Address of principal executive offices) (Zip Code)

(410) 912-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 1.01 Entry into Material Definitive Agreement

On January 30, 2013, through our wholly-owed subsidiary Jubilant Cadista Pharmaceuticals, Inc., we entered into a Loan Agreement (the “Loan Agreement”) with HSL Holdings Inc. (“HSL Holdings”), a wholly-owned subsidiary of Jubilant Life Sciences Holdings, Inc. (“Jubilant Holdings”). Jubilant Holdings is the holder (through its wholly-owned subsidiary) of approximately 82% of our common stock and is a wholly-owned subsidiary of Jubilant Life Sciences Limited. Jubilant Holdings has guaranteed the prompt payment and performance, when due, of all obligations of HSL Holdings under the Loan Agreement.

The Loan Agreement provides for a loan (the “Loan”) in the principal amount of $20,000,000 to be extended by us to HSL Holdings. The Loan was fully funded by us on the same date as the Loan Agreement, January 30, 2013.

The outstanding principal balance of the Loan bears interest at a rate equal to four percent (4%) per annum. Interest is payable semi-annually on the last business day of July and January, commencing in July 2013. Accrued and unpaid interest is also payable together with any optional or mandatory prepayments of the principal of the Loan and on the maturity date of the Loan.

Unless we agree in our sole discretion to an extension of the maturity date of the Loan, at the request of HSL Holdings, the maturity date will be January 31, 2015, at which time the entire outstanding principal amount of the Loan, together with all accrued and unpaid interest, is due and payable. We have the right to demand payment of all or any portion of the principal amount of the Loan, together with accrued and unpaid interest thereon, at any time during the term of the Loan upon 60 days’ prior notice to HSL Holdings. Subject to HSL Holdings giving us at least 30 days prior written notice, HSL Holdings has the right to prepay the principal amount of the Loan without premium or penalty. Any principal amount of the Loan that is repaid may not be reborrowed.

We had previously extended a loan to HSL Holdings, in the principal amount of $10,000,000, in November 2011 which is still outstanding (the “2011 Loan”). The Loan Agreement for the new $20,000,000 loan contains cross-default provisions so that an event of default under the loan agreement pertaining to the 2011 Loan will be also be an event of default under the new Loan Agreement. The loan agreement for the 2011 Loan has been amended to add a corresponding cross-default provision, so that an event of default under the Loan Agreement for the new $20,000,000 loan will also be an event of default under the loan agreement for the 2011 Loan.

In making our decision to enter into the Loan Agreement and to extend the new $20,000,000 Loan, we considered our anticipated operational cash requirements as well as the interest rate on this investment relative to other available short-term investments. In accordance with our policy and procedure with respect to the approval of related party transactions, a committee comprised of our independent directors, Messrs. Becker and Seth, reviewed and approved the proposed Loan Agreement and Loan, prior to its consideration and approval by our Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CADISTA HOLDINGS INC.

By:	/s/ Kamal Mandan
Kamal Mandan
Chief Financial Officer

Date: February 1, 2013